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                                                                   EXHIBIT 10.15


                       AMENDMENT AND FORBEARANCE AGREEMENT


         This Amendment and Forbearance Agreement, dated as of August 26, 1999 (this "Agreement"), is by and between APPLIED ANALYTICAL INDUSTRIES, INC., a Delaware corporation having its principal place of business in Wilmington, North Carolina (the "Borrower"), each of the direct subsidiaries of the Borrower identified on the signature pages hereof (the "Guarantors"), and BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A. (the "Lender").

RECITALS:

         A. Pursuant to that certain Loan Agreement, dated December 30, 1996, as amended February 13, 1998 and May 19, 1999 (the "Revolving Credit Agreement"), the Lender has extended revolving credit loans (the "Revolving Loans") to the Borrower in the amount of up to $20,000,000. The Borrower's obligations to the Lender arising under the Revolving Credit Agreement, including without limitation all principal, interest, fees, and other charges in respect of the Revolving Loans, shall be referred to herein as the "Revolving Loan Obligations".

         B. Pursuant to (i) that certain promissory note dated December 31, 1997 made by the Borrower in favor of the Lender in the original principal amount of $2,083,155.00 and having a maturity date of December 31, 2002, and (ii) that certain promissory note dated March 28, 1996 made by the Borrower in favor of the Lender in the original principal amount of $998,000.00 and having a maturity date of December 31, 2000 (collectively, the "Term Notes" and each a "Term Note"; the Lender's advances to or for the benefit of the Borrower as evidenced by the Term Notes shall be referred to as the "Term Loans"). The Borrower's obligations to the Lender arising under the Term Notes, including without limitation all principal, interest, fees and other charges in respect of the Term Loans shall be referred to as the "Term Loan Obligations".

         C. The Lender has also issued, on the application and request of the Borrower as account party, four letters of credit described as follows: (i) letter of credit no. 919888 in the amount of DM 10,000,000 designating Deutsche Bank as the beneficiary and having an expiry date of August 31, 1999 (the "Deutsche Bank Letter of Credit"); (ii) letter of credit no. 919887 in the amount of DM 2,100,000 designating Bayerishe Vereinsbank as the beneficiary and having an expiry date of August 31, 1999 (the "Vereinsbank Letter of Credit");
(iii) letter of credit no. 972664 in the amount of U.S. $279,756 designating North Brunswick II LLC as the beneficiary and having an expiry date of July 31, 2000; and (iv) that certain letter of credit no. 035606 in the amount of $920,625.00 in relation to certain industrial revenue bond financing of the Borrower and having an expiry date of June 30, 2000 (collectively, the "Letters of Credit"). For purposes hereof, "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under the Letters of Credit, as amended from time to time, plus (ii) the aggregate amount of all drawings under the Letters of Credit honored by the Lender but not therefore reimbursed by the Borrower, and all fees, charges, expenses and related obligations of the Borrower to the Lender arising under the applications for the Letters of Credit, any amendments thereto, or under any documents delivered in connection therewith.


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         D. The Lender has also enabled the establishment of a lease financing facility in favor of the Borrower pursuant to the terms of (i) that certain Participation Agreement, dated as of October 2, 1998 (the "Participation Agreement"), among the Borrower, First Security Bank, N.A., as Owner Trustee (the "Owner Trustee") under the AAI Realty Trust 1998-1, the lenders and holders identified therein and from time to time party thereto, and NationsBank, N.A. (now known as Bank of America, N.A.) as Agent; (ii) that certain Lease Agreement, dated as of October 2, 1998, between the Owner Trustee as lessor and the Borrower as lessee; (iii) that certain Agency Agreement, dated as of October 2, 1998, between the Borrower as construction agent and the Owner Trustee as lessor, and (iv) each of the other Operative Agreements (as defined in the Participation Agreement), in each case as amended, modified, supplemented, extended or renewed from time to time. The foregoing documents, instruments and agreements shall be referred to collectively as the "TROL Transaction Documents" and the Borrower's obligations thereunder, in any capacity, shall be referred to collectively as the "TROL Obligations". The Revolving Credit Agreement, the Term Notes, the Letters of Credit, and the TROL Transaction Documents shall be referred to collectively as the "Existing Credit Documents".

         E. The Borrower has failed to comply with the financial covenants set forth in Section 6.01(p)(v) of the Revolving Credit Agreement for the fiscal quarter ending June 30, 1999 (the "Existing Default"). The occurrence of the Existing Default under the Revolving Credit Agreement causes a cross-default under the terms of the TROL Transaction Documents and the Term Notes.

         F. The Borrower has requested that (i) the Lender forbear from exercising its remedies with respect to the Existing Default, (ii) that the Lender continue to make available to the Borrower the credit and related facilities established by the Existing Credit Documents, and (iii) that the Lender extend the expiry dates on the Deutsche Bank Letter of Credit and the Vereinsbank Letter of Credit until November 30, 1999.

         G. The Lender is willing to forbear from exercising its remedies on account of the Existing Default, to continue to make available to the Borrower the credit and related facilities established by the Existing Credit Documents, and to extend the expiry dates on the Deutsche Bank Letter of Credit and the Vereinsbank Letter of Credit until November 30, 1999 based upon and subject to the terms and conditions specified in this Agreement.

         NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:


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                                     PART I
                                   DEFINITIONS

         SUBPART 1.1.      Certain Definitions. Terms defined in the recitals of
this Agreement shall have the meanings ascribed to them therein. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Agreement have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Amended Credit Documents" means the Existing Credit Documents as amended hereby.

         "Effective Date" shall have the meaning ascribed to such term in Subpart 4.1.

         SUBPART 1.2.      Other Definitions. Unless otherwise defined herein or
the context otherwise requires, terms used in this Agreement have the meanings provided in the Amended Credit Documents.

                                     PART II
                                   FORBEARANCE

         SUBPART 2.1.      Reaffirmation of Existing Debt. The Borrower
acknowledges and confirms (a) that the outstanding unpaid principal balance of the Revolving Loans, as of the date hereof, is $10,442,000; (b) the Borrower is indebted to the Lender in respect of the LOC Obligations in the aggregate outstanding amount of $7,982,718.30, as of the date hereof; (c) the Borrower is indebted to the Lender in respect of the Term Loans in the aggregate unpaid principal balance of $1,765,462.00, as of the date hereof; (d) the Borrower's obligations arising under or in connection with the TROL Transaction Documents are valid, binding and enforceable against the Borrower; (e) that the Borrower's obligation to repay the Revolving Loan Obligations, the Term Loan Obligations, the LOC Obligations and the TROL Obligations are unconditional and not subject to any offsets, defenses or counterclaims; (f) that the Lender (in each of its varying capacities under the Existing Credit Documents) has performed fully all of its obligations under the Existing Credit Documents; and (g) by entering into this Agreement, the Lender does not waive or release any term or condition of the Existing Credit Documents, the Amended Credit Documents, or any of the other document or instrument, or any of its rights or remedies under such Existing Credit Documents, Amended Credit Documents, or applicable law or any of the Borrower's obligations thereunder.

         SUBPART 2.2.      Agreement to Forbear. Subject to the other terms and
conditions of this Agreement, the Lender agrees that, so long as (a) no Event of Default (other than the Existing Default) shall have occurred under the Amended Credit Documents, (b) no other Person or entity shall have commenced any suit or other legal proceeding against the Borrower or any of its assets to enforce any obligations for funded indebtedness of the Borrower to such Person or entity, and (c) the Borrower shall have complied with all of the provisions of this Agreement and shall have made all payments required to be made by it hereunder when due, the Lender shall forbear through and including November 30, 1999 (i) from exercising its rights and remedies


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under the Amended Credit Documents and the Existing Credit Documents in respect of the Existing Default, and (ii) from demanding immediate repayment of the Revolving Loan Obligations, Term Loan Obligations, LOC Obligations, and the TROL Obligations. Nothing herein contained shall be deemed to constitute a waiver of any rights or remedies the Lender may have under the Amended Credit Documents or any other documents or instruments or under applicable law.

         SUBPART 2.3.      Forbearance Fee. The Borrower hereby agrees to pay to
the Lender, on or before the Effective Date, a forbearance fee in the amount of $50,000.00 (the "Forbearance Fee") in consideration of the Lender's forbearance as set forth in this Agreement and in consideration of the amendments made to the Existing Credit Documents as hereinafter described. The Forbearance Fee shall be fully earned by the Lender as of the Effective Date.

         SUBPART 2.4.      Release of Claims. In consideration of the Lender's
forbearance set forth herein and the modifications effected by this Agreement to the Existing Credit Documents, the Borrower hereby releases the Lender and its affiliates, directors, officers, shareholders, employees, attorneys, and representatives (collectively, the "Released Parties") from the following to the extent arising from or in connection with any of the Revolving Loan Obligations, the Term Loan Obligations, the LOC Obligations, or the TROL Obligations: (i) damages, claims, liabilities, causes of action, contracts, or controversies of any type, kind, nature, description or character; (ii) breaches of contract or duty of any other type of relationship; (iii) acts or omissions, misfeasance or malfeasance; and (iv) commitments or promises of any type made prior to the date hereof (the matters described in the preceding clauses (i) through (iv) being referred to collectively as the "Claims"), whether or not the Claims are now known, unknown, or unforeseen, or are liquidated or unliquidated, which in any way arise out of, or relate to, the Existing Credit Documents or any failure of any of the Released Parties to honor any prior commitment or any documents, agreements or other instruments in any way related to the Existing Credit Documents.

                                    PART III
                     AMENDMENTS TO EXISTING CREDIT DOCUMENTS

         Subject to satisfaction of the conditions specified in Part IV of this Agreement, the Existing Credit Documents are hereby amended in accordance with this Part III. Except as so amended, the Existing Credit Documents shall continue in full force and effect.

         SUBPART 3.1.      AMENDMENTS TO REVOLVING LOAN AGREEMENT. The
Revolving Loan Agreement shall be amended in each of the following respects as of the Effective Date.

                  3.1.1 Maturity Date. The definition of "Revolving Loan Maturity Date" in Section 1.01 of Revolving Loan Agreement is amended in its entirety so that such definition now reads as follows:

                           "Revolving Loan Maturity Date" means November 30,
                  1999.


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


                  3.1.2    Deletion of Definition "Applicable Percentage".
         Section 1.01 of the Revolving Loan Agreement is amended by deleting the definition of "Applicable Percentage."

                  3.1.3    Addition of Definition of "Funded TROL Obligations".
         Section 1.01 of the Revolving Loan Agreement is amended by adding, in the appropriate alphabetical place, the following definition:

                           "Funded TROL Obligations" means, at any time, the sum
                  of the then outstanding amount of each of (i) the Loans, (ii) the accrued but unpaid interest on the Loans, (iii) the Holder Advances, and (iv) the accrued but unpaid Holder Yield, as each of such capitalized terms is defined in the Participation Agreement.

                  3.1.4    Addition of Definition of "Participation Agreement".
         Section 1.01 of the Revolving Loan Agreement is amended by adding, in the appropriate alphabetical place, the following definition:

                           "Participation Agreement" means that certain
                  Participation Agreement, dated as of October 2, 1998 among the Borrower, First Security Bank, N.A., as Owner Trustee under the AAI Realty Trust 1998-1, the lenders and holders identified therein and from time to time party thereto, and NationsBank, N.A. (now known as Bank of America, N.A.) as Agent, such Participation Agreement comprising part of the documentation relating to the tax retention operating lease transaction entered into by the Borrower.

                  3.1.5 Amendment to Section 2.01. Section 2.01 of the Revolving Loan Agreement is amended in its entirety to read as follows:

                           2.01 Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof and until the Revolving Loan Maturity Date, in an aggregate principal amount at any time outstanding not to exceed TWENTY MILLION DOLLARS ($20,000,000.00) (the "Revolving Loan Committed Amount") for purposes of financing the Borrower's capital expenditures, acquisitions and working capital needs. The Borrower may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Loan Maturity Date, subject to the terms, provisions and limitations set forth herein. The outstanding principal balance of the Revolving Loans, together with all accrued but unpaid interest, fees and other charges, shall be due and payable in full on the Revolving Loan Maturity Date.

                  3.1.6 Interest Rate. Section 2.03 of the Revolving Loan Agreement is amended in its entirety so that such section now reads as follows:


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


                           2.03 Interest. Subject to section 3.01 hereof, the outstanding principal balance of the Revolving Loans shall bear interest at a rate equal to the Adjusted LIBOR Rate plus 2.25%. Interest calculated at the foregoing rate shall be due and payable monthly in arrears on the last day of each calendar month.

                  3.1.7 Commitment Fee. Section 2.04 of the Revolving Loan Agreement is amended in its entirety so that such section now reads as follows:

                           2.04 Commitment Fee. The Borrower agrees to pay the Bank a commitment fee in an amount equal to 0.375% per annum of the average daily unused portion of the Commitment, such fee to be paid monthly in arrears on the last day of each calendar month.

                  3.1.8 Interim Financial Statements. Section 6.01 of the Revolving Loan Agreement is amended by deleting section 6.01(b) in its entirety and replacing it with the following new section 6.01(b):

                  (b)      deliver:

                           (1) within forty-five (45) days after the end of each fiscal quarter of each fiscal year, either (i) the copy of Form 10-Q for such quarter as filed with the Securities and Exchange Commission or (ii) financial information and reports as of the end of such fiscal quarter (including a balance sheet and income statement, in form and detail satisfactory to the Lender) of the Borrower and its Subsidiaries (in consolidated form) certified by the chief financial officer of the Borrower to be true and correct, and


                           (2) as soon as available, and in any event within 20 days after the close of each of the first eleven calendar months of the fiscal year of the Borrower, (i) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such month, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such month, in each case setting forth in comparative form consolidated figures for (A) the corresponding period of the preceding fiscal year and (B) management's proposed budget for such period, all such financial information to be in form and detail reasonably acceptable to the Lender, and (ii) an accounts receivable aging, accounts payable aging, and a collateral value maintenance calculation, each in form and detail reasonably acceptable to the Lender.

                  3.1.9 New Financial Covenant. Section 6.01(p) of the Revolving Loan Agreement is amended by deleting the word "and" at the end of section 6.01(p)(iv), replacing the period at the end of section 6.01(p)(v) with a semi-colon, followed by the word "and", and adding a new section 6.01(p)(vi) which reads in its entirety as follows:


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

                           (vi) the Borrower shall maintain a ratio of (i) Funded Debt minus an amount equal to 85% of the Funded TROL Obligations to (ii) the sum of the net book value of accounts receivable and the net book value of equipment (each as stated on the Borrower's most recent monthly financial statement) less than or equal to 0.50 to 1.0 at all times.

                  3.1.10 Shawnee, Kansas Facility. Section 7.01 of the Revolving Loan Agreement is amended by deleting the word "or" at the end of section 7.01(j), replacing the period at the end of section 7.01(k) with a semi-colon, followed by the word "or," and adding a new section 7.01(1) reading in its entirety as follows:

                           (1) take any action, incur any liability, or make any financial commitment, or allow or cause any of its Subsidiaries to do so, to commence construction or development of the proposed laboratory for the Borrower in Shawnee, Kansas, or other similar location, prior to November 30, 1999.

         SUBPART 3.2.      AMENDMENT TO TERM NOTES. Notwithstanding any other
term or condition in either of the Term Notes or any other agreement or instrument evidencing the Term Loan Obligations, from and after the Effective Date, the Term Loans shall bear interest at the Adjusted LIBOR Rate plus 2.25% per annum (except to the extent that a default rate of interest applies under the specific terms of the Term Notes or such other agreement or instrument). For purposes hereof, the Adjusted LIBOR Rate means the rate as determined by the Lender at which deposits in the amount of the outstanding balance of the Term Loans and for one month interest periods are offered to prime banks in the London Interbank Market, as published weekly by the Federal Reserve Bank of New York in its H-15 Statistical Release, such rate being adjusted for the cost of reserve requirements as prescribed by the Federal Reserve System. The Adjusted LIBOR Rate for any Saturday or Sunday or any other day on which the London Interbank Market is not open shall be the Adjusted LIBOR Rate for the immediately preceding day on which the London Interbank Market is open. Each of the Term Notes is hereby amended to incorporate the application of this interest rate to all Term Loan Obligations.

         SUBPART 3.3.      AMENDMENTS TO LETTERS OF CREDIT.

                  3.3.1. Extension of Expiry Dates. The expiry date of each of the Deutsche Bank Letter of Credit and the Vereinsbank Letter of Credit shall be extended to November 30, 1999.

                  3.3.2. Increase in Letter of Credit Fees. Notwithstanding any other term or condition in the reimbursement agreement, the letter of credit applications, or any other document, instrument or agreement relating to the Letters of Credit the Borrower shall pay to the Lender a per annum fee equal to 2.25% on the average daily maximum amount available to be drawn under each Letter of Credit from the Effective Date through and including the expiry date of each such Letter of Credit. Such letter of credit fees shall be payable monthly in arrears
         (i) on the last day of each calendar month for the immediately



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         preceding calendar month and (ii) on the expiry date of each Letter of
         Credit, beginning with the first of such dates to occur after the Effective Date.

         SUBPART 3.4. AMENDMENT TO TROL TRANSACTION DOCUMENTS. The Participation Agreement shall be amended in each of the following respects as of the Effective Date.

                  3.4.1 Amendment to Unused Fee. Section 7.4 of the Participation Agreement is amended so as to read in its entirety as follows:

                           7.4      Unused Fee.

                           During the Commitment Period the Lessee agrees to pay
                  or cause to be paid to the Agent for the account of (a) the Lenders, respectively, an unused fee (the "Lender Unused Fee") equal to the product of the average daily Available Commitment of each Lender during the Commitment Period multiplied by a rate of three-eighths of one percent (0.375%) per annum and
                  (b) the Holders, respectively an unused fee (the "Holder Unused Fee") equal to the product of the average daily Available Holder Commitment of each Holder during the Commitment Period multiplied by a rate of three-eighths of one percent (0.375%) per annum. Such Unused Fees are payable quarterly in arrears on each Unused Fee Payment Date. If all or a portion of any such Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR (or in the case of Holder Yield, the ABR plus the Applicable Percentage for Eurodollar Holder Advances) plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).

                  3.4.2 Amendment of Definition of Applicable Percentage. The definition of "Applicable Percentage," contained in Appendix A to the Participation Agreement, is amended to read in its entirety as follows:

                           "Applicable Percentage" shall mean for Eurodollar
                  Loans, two and thirty-five one-hundredths of one percent (2.35), and for Eurodollar Holder Advances, three percent (3.00%).

                  3.4.3 Amendment of Incorporated Covenants. The Incorporated Covenants (as defined in the Participation Agreement) are hereby amended to the extent provided in Subpart 3.1 of this Agreement, including, without limitation, the addition of the covenants set forth in Subparts 3.1.9 and 3.1.10.


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                                     PART IV

                          CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1       Effective Date. This Agreement shall be and become
effective as of the date hereof (the "Effective Date) when all of the conditions set forth in this Subpart 4.1 shall have been satisfied.

                  4.1.1. Execution of Agreement. The Lender shall have received an original duly executed counterpart of this Agreement from the Borrower.

                  4.1.2. Closing Certificate. The Lender shall have received a certificate from the Borrower, in form and substance satisfactory to the Lender, certifying inter alia that (i) no Default or Event of Default (as such terms are defined in the Revolving Loan Agreement and the TROL Transaction Documents) exists as of the Effective Date other than the Existing Default, and (iii) the representations and warranties of the Borrower made in or pursuant to the Existing Credit Documents are true in all material respects on and as of the Effective Date.

                  4.1.3. Forbearance Fee. The Lender shall have received the Borrower's payment of the Forbearance Fee.

                  4.1.4. Security Agreement and Financing Statements. The Lender shall have received from the Borrower, and each subsidiary guarantor designated by the Lender, (i) the duly executed original of the form of Security Agreement attached hereto as Exhibit "A", (ii) executed UCC-1 financing statements from the Borrower with respect to each location in which the Borrower has or maintains personal property, and (iii) searches of Uniform Commercial Code filings in the jurisdiction of the Borrower's chief executive office and each jurisdiction where any Collateral (as defined in such Security Agreement) is located or where a filing would need to be made in order to perfect the Lender's security interest in the Collateral, together with copies of the financing statements on file in each such jurisdiction and evidence that no Liens exist thereon other than as expressly approved by the Lender or permitted by the Existing Credit Documents.

                  4.1.5. Pledge Agreement. The Lender shall have received from the Borrower (i) the duly executed original of the form of Pledge Agreement attached hereto as Exhibit "B" effecting a first priority pledge of 100% of the Borrower's ownership interests in each of its domestic subsidiaries and a first priority pledge of 65% of the Borrower's ownership interests in each of its foreign subsidiaries;
         (ii) all stock certificates evidencing the stock pledged to the Lender pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto, and (iii) evidence and information satisfactory to the Lender regarding the capital and ownership structure of the Borrower and its subsidiaries.

                  4.1.6. Guaranty. Each of the Guarantors shall have executed this Agreement.



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

                  4.1.7. Corporate Documents. The Lender shall have received, in form and content satisfactory to the Lender, (i) copies of resolutions of the board of directors of the Borrower (and each subsidiary guarantor) approving and adopting the execution and delivery of this Agreement, the Security Agreement, the Pledge Agreement, and each other document or instrument executed and delivered in connection herewith, certificate by a secretary or assistant secretary of the Borrower (and as applicable, each subsidiary guarantor) to be true and correct and in force and effect as of the Effective Date; (ii) an incumbency certified of the Borrower (and each subsidiary guarantor) certified by a secretary or assistant secretary to be true and correct as of the Effective Date; and (iii) an opinion of legal counsel to the Borrower, which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Amended Credit Documents and the attachment, perfection and validity of liens), addressed to the Lender and dated as of the Effective Date.

                                     PART V
                                  MISCELLANEOUS

         SUBPART 5.1       Cross-References. References in this Agreement to any
Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

         SUBPART 5.2       Instrument Pursuant to Existing Credit Agreement.
This Agreement is a document executed pursuant to the Existing Credit Documents and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Documents.

         SUBPART 5.3       Credit Documents. The Borrower hereby confirms and
agrees that the Existing Credit Documents are, and shall continue to be, in full force and effect, except as amended hereby, and except that, on and after the Effective Date references in each Existing Credit Document to the "Revolving Loan Agreement", the "Term Notes", the "Letters of Credit", "thereunder", "thereof" or words of like import referring to any Existing Credit Agreement shall mean the applicable Amended Credit Document.

         SUBPART 5.4.      Representations and Warranties. The Borrower hereby
represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement, (iii) it has no claims, counterclaims, offsets, or defenses to the Existing Credit Documents and the performance of its obligations thereunder, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Existing Credit Documents or any transaction related to the Existing Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lender's execution and delivery of this Agreement, (iv) the representations and warranties contained in the Existing Credit Documents are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date), (v) no event of default under any other agreement, document or instrument to which the Borrower is a party will occur as a result of the transactions contemplated



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hereby, and (vi) as of the date of this Agreement, no Event of Default (or any agent or condition which, but for the lapse of time or the giving of notice, would constitute an "event of default" under any of the Existing Credit Documents or the Amended Credit Documents) exists except for the Existing Default.

         SUBPART 5.5.      Costs and Expenses. The Borrower hereby agrees to pay
on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Lender) incurred by the Lender in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Lender hereunder (including without limitation any such fees and expenses subsequently incurred by the Lender in any subsequent bankruptcy or insolvency proceeding involving the Borrower).

         SUBPART 5.6.      Counterparts, Effectiveness, Etc. This Agreement may
be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 5.7.      Captions. The captions in this Agreement are inserted
only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.

         SUBPART 5.8       Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 5.9       Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                     PART VI
                                    GUARANTY

         SUBPART 6.1       Guaranty of Payment. Subject to Subpart 6.7 below,
each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Lender the prompt payment of the Revolving Loan Obligations, the Term Loan Obligations, the LOC Obligations and the TROL Obligations (collectively, the "Guaranteed Obligations") in full when due (whether at stated maturity, as a mandatory prepayment by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

         SUBPART 6.2       Obligations Unconditional. The obligations of the
Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Amended Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lender



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without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the notes or any other of the Amended Credit Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the Lender to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lender to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lender has been paid in full, all Commitments under the Revolving Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lender in connection with monies received under the Amended Credit Documents. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by the Lender upon this Guarantee or acceptance of this Guarantee. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contacted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

          SUBPART 6.3       Modifications. Each Guarantor agrees that (a) all or
any part of the Collateral now or hereafter held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Leader shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Amended Credit Documents may be granted indulgences generally; (e) any of the provisions of the notes or any of the other Amended Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         SUBPART 6.4       Waiver of Rights. Each Guarantor expressly waives to
the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lender and of all extensions of credit to the Borrower by the Lender; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default


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



(except as specifically required in the Amended Credit Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lender's obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or the Lender's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         SUBPART 6.5       Reinstatement. The obligations of the Guarantors
under this Part VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SUBPART 6.6       Remedies. The Guarantors agree that, as between the
Guarantors, on the one hand, and the Lender, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in the Amended Credit Documents, and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement and that the Lender may exercise remedies thereunder in accordance with the terms thereof.

         SUBPART 6.7       Limitation of Guaranty. Notwithstanding any provision
to the contrary contained herein or in any of the other Amended Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

               [Remainder of this page intentionally left blank.]



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

THE BORROWER:                     APPLIED ANALYTICAL INDUSTRIES, INC.
                                  a Delaware corporation
/s/ Eugene T. Haley
-----------------------           By: /s/ Frederick D. Sancilio
Eugene T. Haley                      -------------------------------------
-----------------------           Name:    Frederick D. Sancilio
Exec. Vice President                   -----------------------------------
-----------------------           Title: Chief Executive Officer
                                        ----------------------------------

THE GUARANTORS:                   AAI LEARNING CENTER INC.
                                  AAI TECHNOLOGIES, INC.
                                  AAI PROPERTIES, INC.
                                  KANSAS CITY ANALYTICAL SERVICES, INC.
                                  MEDICAL AND TECHNICAL RESEARCH
                                      ASSOCIATES, INC.

                                  By: /s/ Frederick D. Sancilio
                                     -------------------------------------
                                  Name:    Frederick D. Sancilio
                                       -----------------------------------
                                  Title: Chairman of the Board
                                        ----------------------------------


THE LENDER:                       BANK OF AMERICA, N.A.,
                                  formerly known as NationsBank, N.A.,
                                  in each of its respective capacities under each of the Existing Credit Documents

                                  By: /s/ David C. Houston
                                     -------------------------------------
                                  Name:  David C. Houston
                                       -----------------------------------
                                  Title: Vice President
                                        ----------------------------------


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